EXHIBIT 12.1

PUGET ENERGY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
EARNINGS TO FIXED CHARGES
(Dollars in Thousands)

12 MONTHS
Ending	Year Ended December 31,
December 31, 2001	2000	1999	1998	1997
EARNINGS AVAILABLE FOR
FIXED CHARGES
  Pre-tax income:
    Income from continuing
      operations per statement
      of income
    Federal income taxes
    Federal income taxes charged
      to other income - net
    Capital interest
    Undistributed (earnings) or
      losses of less-than-
      fifty-percent-owned
      entities
Total

  Fixed charges:
    Interest expense
    Other interest
    Portion of rentals
      representative of the
      interest factor
Total
  Earnings available for
    combined fixed charges
RATIO OF EARNINGS TO
  FIXED CHARGES
$121,587 78,006 4,590 (883) -- $203,300 $194,505 883 7,379 $202,767 $406,067 2.00x	$193,831 128,973 1,411 (1,264) -- $322,951 $184,405 1,264 5,002 $190,671 $513,622 2.69x	$185,567 109,164 2,909 (3,692) -- $293,948 $160,966 3,692 4,575 $169,233 $463,181 2.74x	$169,612 105,814 3,986 (1,782) -- $277,630 $146,248 1,782 2,878 $150,908 $428,538 2.84x	$125,698 44,916 14,807 (360) (608) $184,4531 $123,543 360 3,143 $127,046 $311,499 2.45x

PUGET ENERGY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(Dollars in Thousands)

12 MONTHS
Ending	Year Ended December 31,
December 31, 2001	2000	1999	1998	1997
EARNINGS AVAILABLE FOR COMBINED
FIXED CHARGES AND PREFERRED
DIVIDEND REQUIREMENTS
  Pre-tax income:
    Income from continuing
      operations per statement
      of income
    Federal income taxes
    Federal income taxes charged
      to other income - net
  Subtotal
    Capital interest
    Undistributed (earnings) or
      losses of less-than-
      fifty-percent-owned entities
Total

  Fixed charges:
    Interest expense
    Other interest
    Portion of rentals
      representative of the
      interest factor
Total
  Earnings available for
    combined fixed charges
    and preferred dividend
    requirements

DIVIDEND REQUIREMENT:
  Fixed charges above
  Presferred Dividend
    requirements below
Total
$121,587 78,006 4,590 204,183 (883) -- $203,300 $194,505 883 7,379 $202,767 $406,067 $202,767 14,128 $216,895	$193,831 128,973 1,411 324,215 (1,264) -- $322,951 $184,405 1,264 5,002 $190,671 $513,622 $190,671 15,044 $205,715	$185,567 109,164 2,909 297,640 (3,692) -- $293,948 $160,966 3,692 4,575 $169,233 $463,181 $169,233 17,747 $186,980	$169,612 105,814 3,986 279,412 (1,782) -- $277,630 $146,248 1,782 2,878 $150,908 $428,538 $150,908 21,421 $172,329	$125,698 44,916 14,807 185,421 (360) (608) $184,453 $123,543 360 3,143 $127,046 $311,499 $127,046 26,266 $153,312

12 MONTHS
Ending	Year Ended December 31,
December 31, 2001	2000	1999	1998	1997
RATIO OF EARNINGS TO
COMBINED
  FIXED CHARGES AND PREFERRED
  DIVIDEND REQUIREMENTS

COMPUTATION OF PREFERRED
  DIVEDEND REQUIREMENTS:
  (a) Pre-tax income
  (b) Income from continuing
   operations
  (c) Ratio of (a) to (b)
  (d) Preferred dividends
Preferred dividend
  requirements
    [(d) multiplied by (c)]
1.87 $204,183 $121,587 1.6793 $8,413 $14,128	2.50 $324,215 $193,831 1.6727 $8,994 $15,044	2.48 $297,640 $185,567 1,6039 $11,065 $17,747	2.49 $279,412 $169,612 1.6474 $13,003 $21,421	2.03 $185,421 $125,698 1.4751 $17,806 $26,266